EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

To Board of Directors
Crestar Financial Corporation

         We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to our reliance on another auditors' report with respect to amounts related to Citizens Bancorp included in the aforementioned consolidated financial statements.



Richmond, Virginia                                        KPMG Peat Marwick LLP
June 3, 1998